UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                         WASHINGTON, D.C.  20549


                                FORM 8-K

                             CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15(d) OF
                  THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported):      March 2, 2005
                                                 -------------------------


                              HASBRO, INC.
                          --------------------
         (Exact name of registrant as specified in its charter)



 RHODE ISLAND                    1-6682                    05-0155090
--------------                ------------             -------------------
  (State of                   (Commission                 (IRS Employer
Incorporation)                File Number)             Identification No.)



1027 NEWPORT AVE., PAWTUCKET, RHODE ISLAND                   02862
------------------------------------------             -------------------
 (Address of Principal Executive Offices)                  (Zip Code)


                             (401) 431-8697
                     -------------------------------
           (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 1.01  Entry into a Material Definitive Agreement.

     On March 2, 2005 the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of Hasbro, Inc. ("Hasbro" or the "Company"), which Committee administers Hasbro's 2004 Senior Management Annual Performance Plan (the "Plan"): (A) designated those officers who are eligible to participate in the Plan and receive cash bonus awards for fiscal 2005, (B) set the performance criteria and performance objectives for each such criterion under the Plan for fiscal 2005, and (C) set the target cash bonus awards associated with varying levels of performance against those objectives, subject in each case, however, to the Committee's discretion to reduce such bonus awards even if the 2005 objectives are achieved. All of these determinations were approved by the Company's full Board of Directors on March 2, 2005.

     The Hasbro officers selected to participate in the Plan in fiscal 2005 were: Frank Bifulco, President, U.S. Games; Brian Goldner, President, U.S. Toy Segment; Alan Hassenfeld, Chairman of the Board; Alfred Verrecchia, President and Chief Executive Officer; and E. David Wilson, President, Games Segment and Executive Vice President Global Business Integration.

     For Mr. Hassenfeld and Mr. Verrecchia, whose performance is evaluated 100% based upon Hasbro's corporate level performance, the 2005 performance criteria and their relative weights designated under the Plan were as follows: total net revenues, 20%; net revenues attributable to identified core brands, 20%; operating margin, 40%; and free cash flow, 20%.

     For Mr. Bifulco, Mr. Goldner and Mr. Wilson, achievement of performance objectives under the Plan is based 40% of achievement of Hasbro's corporate level objectives, as such objectives are employed in evaluating Mr. Hassenfeld's and Mr. Verrecchia's performance. The remaining 60% of performance is evaluated based upon the performance of their respective business units against the following three criteria: total net revenues, 25%; net revenues attributable to identified core brands, 25% and operating margin, 50%.

     In all cases, the cash bonus awards attributable to achievement of both corporate and business unit performance objectives are reviewed by the Committee following the end of the fiscal year and the Committee may exercise negative discretion to reduce any such awards to reflect the individual performance of the executive in question.

     Hasbro's other executive officers who do not participate in the Plan are all eligible to receive cash bonus awards under the Company's Management Incentive Plan ("MIP") for 2005. The executive officers participating in the MIP for 2005 are: David D.R. Hargreaves, Senior Vice President and Chief Financial Officer; Richard Holt, Senior Vice President and Chief Audit and Fiscal Compliance Officer, Barry Nagler, Senior Vice President and General Counsel; Deborah Thomas Slater, Senior Vice President and Controller; and Martin Trueb, Senior Vice President and Treasurer.

     The MIP, including the performance criteria and performance objectives for each such criterion were established by the Company on March 2, 2005, and are the same as the criteria and objectives described under the Plan above, except for the fact that all of the Company's remaining executive officers will receive awards under the MIP based 100% on Hasbro's corporate level performance. In addition to setting the performance criteria and objectives under the MIP, on March 2, 2005 the Company set the target cash bonus awards associated with varying levels of performance against those objectives for each such remaining executive officer, subject in each case, however, to the Company's discretion to modify such bonus awards based upon personal performance.





                                SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HASBRO, INC.
                                             ------------
                                             (Registrant)


Date: March 7, 2005                  By:      /s/ David D. R. Hargreaves
                                              --------------------------
                                              David D. R. Hargreaves

                                              Senior Vice President and
                                              Chief Financial Officer
                                              (Duly Authorized Officer and
                                              Principal Financial Officer)